BY-LAWS

                                       OF

                          INTERNET COMMERCE CORPORATION

                            (A Delaware Corporation)
                                    ARTICLE I
                                  Stockholders

         Section 1. Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

         Section 2. Annual Meetings. Annual meetings of stockholders shall be held, from time to time, at such time fixed by the directors. If such day is a legal holiday, then the meeting shall be held on the next following business day. At each annual meeting the stockholders shall elect by a plurality vote the number of directors equal to the number of directors of the class whose term expires at such meeting (or, if fewer, the number of directors properly nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after their election and shall transact such other business as may be properly brought before the meeting, provided, however, that at the first annual meeting of stockholders after the adoption of these By-Laws, the stockholders shall elect by a plurality vote the initial Class I directors, whose terms shall expire at the annual meeting of stockholders for the year 2000, the initial Class II directors, whose terms shall




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expire at the annual meeting of  stockholders  for the year 2001 and the initial
Class III directors, whose terms shall expire at the annual meeting of stockholders for the year 2002.

         Section 3. Matters to be Considered at Annual Meetings. At any annual meeting of stockholders or any special meeting in lieu of annual meeting of stockholders (the "Annual Meeting"), only such business shall be conducted, and only such proposals shall be acted upon as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stock-holder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the corporation entitled to vote at such Annual Meeting on such business who complies with the requirements set forth in this Section 3. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such stockholder shall: (i) give timely notice as required by this Section 3 to the Secretary of the corporation and (ii) be present at such meeting, either in person or by a representative. A stockholder's notice shall be timely if delivered to, or mailed to and received by, the corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or

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mailed to and received by, the corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting, or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the corporation. For purposes of these By-Laws, "public announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent to stockholders of record of the corporation at the close of business on the day of the mailing of such letter or report. A stockholder's notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual
Meeting: (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the corporation's stock transfer books, of the stockholder proposing such business,
(iii) the class and number of shares of the corporation's capital stock beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the corporation registered in such stockholder's name on such books and the class and number of shares of the corporation's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal and the class and number of shares of the corporation's capital stock beneficially owned by such other stockholders and (vi) any material interest of

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the  stockholder  proposing to bring such  business  before such meeting (or any other stockholders known to be supporting such proposal) in such proposal. If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 3 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 3 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section
3. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 3 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 3 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this Section 3, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal. Notwithstanding the foregoing provisions of these By-Laws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in these By-Laws, and nothing in these By-Laws shall be deemed to affect any rights of

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stockholders  to request  inclusion  of  proposals  in the  corporation's  proxy statement, or the corporation's right to refuse inclusion thereof, pursuant to Rule 14a-8 under the Exchange Act.

         Section 4. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board or the Chief Executive Officer of the corporation.

         Section 5. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least ten, but not more than sixty, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.

         Section 6. Quorum; Adjournments of Meetings. The holders of a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted at such meeting which might have been transacted at the meeting as originally called.

         Section 7. Voting. At any meeting of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise

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provided by statute,  in the Amended and Restated  Certificate of Incorporation,
as amended, or these By-Laws, shall have one vote for each such share standing in the stockholder's name on the books of the corporation. Except as otherwise required by statute, the Amended and Restated Certificate of Incorporation, as amended, or these By-Laws, all matters, other than the election of directors, brought before any meeting of the stockholders shall be decided by a vote of a majority in interest of the stockholders of the corporation present in person or by proxy at such meeting and voting thereon, a quorum being present.

         Section 8. Inspectors of Election. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment of such meeting, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors. Section 9. Chairman of Meetings. The Chairman of the Board or, in the Chairman of the Board's absence, the Chief Executive Officer, shall preside at all meetings of the stockholders. In the absence of both the Chairman of the Board and the Chief Executive Officer, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as chairman of the meeting. Section 10. Secretary of Meetings. The Secretary of the corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.


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                                   ARTICLE II
                               Board of Directors

         Section 1. Number of Directors. The total number of directors constituting the entire Board of Directors shall consist of not fewer than one nor more than ten members; provided, however, that such number may from time to time be increased or decreased by the Board of Directors or by the stockholders. The directors shall be divided into three classes as nearly as equal in number as possible. The initial Class I, II and III directors shall be elected at the first annual meeting of stockholders after the adoption of these By-Laws. The initial Class I directors shall serve until the second annual meeting of stockholders after the adoption of these By-Laws. The initial Class II directors shall serve until the third annual meeting of stockholders after the adoption of these By-Laws. The initial Class III directors shall serve until the fourth annual meeting of stockholders after the adoption of these By-Laws. Members of each class of directors shall thereafter serve for terms of three years or until their successors have been duly elected and qualified. Section 2. Vacancies. Whenever any vacancy shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, it may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of the class for which such director shall have been chosen, or, if the Board has not filled such vacancy, it may be filled by the stockholders.

         Section 3. Removal. Any director or the entire Board of Directors may be removed, but only for cause, by the holders of a majority of the shares then entitled to vote at

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an election of directors,  unless otherwise  specified by law or the Amended and
Restated Certificate of Incorporation, as amended.

         Section 4. First Meeting. The first meeting each year of the Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment of such annual meeting at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

         Section  5.  Regular  Meetings.   Regular  meetings  of  the  Board  of
Directors, other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.

         Section 6. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the Chief Executive Officer or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally or by facsimile or e-mail the same at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice of such meeting, or as required by statute, the Amended and Restated Certificate of Incorporation, as amended, or these By-Laws, any and all business may be transacted at any special meeting of the Board of Directors.

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         Section 7. Place of Conference  Call Meeting.  Any meeting at which one or more of the members of the Board of Directors or of a committee designated by the Board of Directors shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

         Section 8. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, or, in the Chairman of the Board's absence, the Chief Executive Officer. In the absence of the Chairman of the Board and the Chief Executive Officer, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the corporation shall act as secretary of the meeting, but, in the Secretary's absence, the presiding officer may appoint any person to act as secretary of the meeting.

         Section 9. Quorum; Vote. A majority of the directors then in office (but in no event less than one-third of the total number of directors) shall constitute a quorum, for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Amended and Restated Certificate of Incorporation, as amended, or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

         Section 10. Action by Written Consent in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any

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committee  thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III
                                    Officers

         Section 1. General. The Board of Directors shall elect or appoint the officers of the corporation, which shall include a Chairman, a President, a Secretary and a Treasurer and such other or additional officers (including, without limitation, one or more Vice-Chairmen of the Board, Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may from time to time determine.

         Section 2. Term of Office; Removal and Vacancy. Each officer shall hold office at the pleasure of the Board of Directors and until such officer's successor is elected or appointed and qualified or until the officer's earlier resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

         Section 3. Powers and Duties. Each of the officers of the corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to the officer's respective office as well as such powers and duties as fromtime to time may be conferred upon the officer by the Board of Directors. Unless otherwise ordered

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by the Board of Directors  after the adoption of these  By-Laws,  the  President shall be the chief executive officer of the corporation.

         Section 4. Power to Vote Stock. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President and any Vice President each shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the corporation in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                   ARTICLE IV
                                  Capital Stock


               Section 1. Certificates of Stock. Certificates for stock of the corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

               Section 2. Transfer of Stock. Shares of capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a


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like number of shares,  with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require.

         Section 3. Ownership of Stock. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                    ARTICLE V
                                  Miscellaneous


         Section 1. Corporate Seal. The seal of the corporation shall be circular in form and shall contain the name of the corporation and the year and State of incorporation.

         Section 2. Fiscal Year. The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the corporation.

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                                   ARTICLE VI
                                    Amendment

         The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the By-Laws of the corporation subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

                                   ARTICLE VII
                                 Indemnification

               The corporation  shall indemnify to the full extent  permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time (the "DGCL"), each person that such Sections grant the corporation power to indemnify.
                                  ARTICLE VIII
                             Liability of Directors


         No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provisions to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by
Section 102(b)(7) of the DGCL.

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